Evolent Health Announces Third Quarter 2017 Results
WASHINGTON, D.C., November 2, 2017 – Evolent Health, Inc. (NYSE: EVH), a company providing an integrated value-based care platform to the nation’s leading health systems and physician organizations, today announced financial results for the quarter ended September 30, 2017.

Highlights from the third quarter of 2017 announcement include (all comparisons are to the quarter ended September 30, 2016):

•	GAAP revenue of $107.9 million, an increase of 79.2%; Adjusted Revenue of $108.4 million, an increase of 80.0%

•	Net income (loss) attributable to Evolent Health, Inc. of $(12.6) million, Adjusted EBITDA of $2.6 million

•	Lives on platform of approximately 2.7 million, an increase of 84.7%

•	New partnership agreement with Beacon Health in Maine to provide health plan management services

•
Pending expanded partnership agreement with Premier Health in Ohio to acquire the Medicare Advantage (MA) and commercial lines of business, in addition to an extended services agreement, subject to customary closing conditions

Chief Executive Officer of Evolent Health, Inc. Frank Williams commented, “We are pleased with our third quarter results and our continued strong performance in 2017. Our success in driving clinical and financial performance improvement is generating strong interest in the market as providers move toward value-based care.”

Mr. Williams continued, “To that end, we are also excited to announce our partnership with Beacon Health, part of Eastern Maine Healthcare Systems, a non-profit organization with $1.5 billion in annual revenue and a service area across the state of Maine that covers over 1 million people. Evolent will initially provide health plan management services for Beacon’s employee plan of approximately 18,000 lives, with the potential to grow as Beacon Health expands to support other employers in the state by delivering a provider-led value proposition that is truly differentiated in this market.”

Mr. Williams added, “We are excited to announce the pending expansion of our relationship with long-standing partner Premier Health in Ohio, as we’ve entered into an agreement to acquire the MA and commercial assets of Premier Health Plan and signed a long-term extended services agreement to continue support for other populations and the provider network. By aligning Evolent’s operational, clinical and financial platform with a broad, differentiated physician-led network, we have the opportunity for a significant impact in Dayton and other regions in Ohio. Premier has a fantastic clinical reputation, and we are excited about the opportunity to deepen our relationship by continuing to bring proven, provider-led solutions to the communities of Ohio in the years to come.”

Mr. Williams concluded, “Adding Beacon Health to our network brings our new partner additions to six for the year, which is on target for our objectives. We continue to see a robust pipeline of opportunities across Medicare, Medicaid and commercial market segments driven by the consistent results we’re generating for our partners as well as our clear position as the market leader.”

Financial Results of Evolent Health, Inc.
In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See “Financial Statement Presentation” and “Non-GAAP Financial Measures” for more information.
Reported Results
Evolent Health, Inc. reported the following United States of America generally accepted accounting principles (“GAAP”) results:

•	Revenue of $107.9 million and $60.2 million for the three months ended September 30, 2017 and 2016, respectively, an increase of 79.2%;

•	Cost of revenue of $68.3 million and $33.9 million for the three months ended September 30, 2017 and 2016, respectively, an increase of 101.4%;

•	Net income (loss) attributable to Evolent Health, Inc. of $(12.6) million and $(11.2) million for the three months ended September 30, 2017 and 2016, respectively;

•	Earnings (loss) available to common shareholders, basic and diluted, of $(12.6) million and $(11.2) million for the three months ended September 30, 2017 and 2016, respectively; and

•	Earnings (loss) available to common shareholders, per basic and diluted share, of $(0.18) and $(0.26) for the three months ended September 30, 2017 and 2016, respectively.

Total cash and cash equivalents as of September 30, 2017, were $287.1 million.
Adjusted Results

•	Adjusted Revenue of $108.4 million and $60.2 million for the three months ended September 30, 2017 and 2016, respectively, an increase of 80.0%;

•	Adjusted Cost of Revenue of $65.7 million and $33.7 million for the three months ended September 30, 2017 and 2016, respectively, an increase of 94.7%;

•	Adjusted EBITDA of $2.6 million and $(3.1) million for the three months ended September 30, 2017 and 2016, respectively;

•	Adjusted Earnings (Loss) Available for Class A and Class B Shareholders of $(3.2) million and $(6.6) million for the three months ended September 30, 2017 and 2016, respectively; and

•	Adjusted Earnings (Loss) per Share Available for Class A and Class B Shareholders of $(0.04) and $(0.11) for the three months ended September 30, 2017 and 2016, respectively.

Business Outlook

For the three months ended December 31, 2017, Adjusted Revenue is expected to be in the range of $110.0 million to $112.0 million and Adjusted EBITDA is expected to be in the range of $3.0 million to $4.0 million. For the full year 2017, we expect Adjusted Revenue to be in the range of $432.0 million to $434.0 million and Adjusted EBITDA to be in the range of $(3.0) million to $(2.0) million.

This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.’s filings with the Securities and Exchange Commission (“SEC”).

Web and Conference Call Information
As previously announced, Evolent Health, Inc. will hold a conference call to discuss its third quarter performance this evening, November 2, 2017, at 5:00 p.m., Eastern Time. The conference call will be available via live webcast on the Company’s Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join to the Evolent Health call. Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company’s website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.
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About Evolent Health
Evolent Health partners with leading health systems to drive value-based care transformation. By providing clinical, analytical and financial capabilities, Evolent Health helps physicians and health systems achieve superior quality and cost results. Evolent Health’s approach breaks down barriers, aligns incentives and powers a new model of care delivery resulting in meaningful alignment between providers, payers, physicians and patients. Learn more at: www.evolenthealth.com.
Contacts:

Bob East	Robin Glass
443.213.0500	571.389.6005
Investor Relations	Media Relations
InvestorRelations@evolenthealth.com	RGlass@evolenthealth.com

Financial Statement Presentation
Evolent Health, Inc. is a holding company and its principal asset is all of the Class A common units in its operating subsidiary, Evolent Health LLC, which has owned all of our operating assets and substantially all of our business since inception. The financial results of Evolent Health LLC are consolidated in the financial statements of Evolent Health, Inc.
Non-GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Transformation Revenue, Adjusted Platform and Operations Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Operating Income (Loss), Adjusted Gross Margin, Adjusted EBITDA, Adjusted Earnings (Loss) Available to Class A and Class B Shareholders, Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders and Adjusted Weighted-Average Class A and Class B Shares, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.
The adjusted results also include certain other adjustments.
Adjusted Revenue, Adjusted Transformation Revenue and Adjusted Platform and Operations Revenue are defined as revenue, transformation revenue, and platform and operations revenue, respectively, adjusted to exclude the impact of purchase accounting adjustments. Management uses Adjusted Revenue, Adjusted Transformation Revenue and Adjusted Platform and Operations Revenue as supplemental performance measures because they reflect a complete view of the operational results. The measures are also useful to investors because they reflect the full view of our operational performance in line with how we generate our long term forecasts.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses and transaction costs related to acquisitions and business combinations, securities offerings, as well as one-time adjustments. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures which are also useful to investors because they facilitate an understanding of our long term operational costs while removing the effect of transaction costs that are one time and costs that are non-cash (stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses.
Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.
Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is adjusted to exclude the impact of one-time adjustments, such as goodwill impairment, and items arising from acquisitions and business combinations, such as (gain) loss on change in fair value of contingent consideration.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures.

Adjusted Gross Margin is defined as Adjusted Revenue less Adjusted Cost of Revenue, and reflects the adjustments made in those non-GAAP measures.

Adjusted EBITDA is defined as EBITDA (net income (loss) attributable to Evolent Health, Inc. before interest income, interest expense, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to exclude goodwill impairment, (gain) loss on change in fair value of contingent consideration, income (loss) from affiliates, other income (expense), net, net (income) loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses, transaction costs related to acquisitions and business combinations, such as (gain) loss on change in fair value of contingent consideration and securities offerings, as well as one-time adjustments. Management uses Adjusted EBITDA as a supplemental performance measure because the removal of transaction costs, one-time or non-cash items (depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available to Class A and Class B Shareholders is defined as earnings (loss) available to common shareholders adjusted to exclude goodwill impairment, income (loss) from affiliates, (provision) benefit for income taxes, (gain) loss on change in fair value of contingent consideration, purchase accounting adjustments, stock-based compensation expenses and transaction costs related to acquisitions and business combinations, such as (gain) loss on change in fair value of contingent consideration, securities offerings, as well as one-time adjustments.

Adjusted Weighted-Average Class A and Class B Shares is defined as weighted average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares.

Adjusted Earnings (Loss) per Share Available for Class A and Class B Shareholders is defined as Adjusted Earnings (Loss) Available for Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares, and reflects the adjustments made in those non-GAAP measures.

Management uses Adjusted Earnings (Loss) Available to Class A and Class B Shareholders, Adjusted Weighted-Average Class A and Class B Shares and Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders because these performance measures represent our core operating performance distributed amongst all of our investors which is not represented by the GAAP results across time due to our complex equity structure. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Consolidated Statements of Operations
(unaudited)

(in thousands, except per share data)	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue
Transformation	$8,204	$7,757	$23,799	$26,259
Platform and operations	99,708	52,453	297,422	139,918
Total revenue	107,912	60,210	321,221	166,177

Expenses
Cost of revenue (exclusive of
depreciation and amortization expenses
presented separately below)	68,281	33,905	203,804	95,294
Selling, general and administrative expenses	45,834	38,398	150,474	103,101
Depreciation and amortization expenses	7,717	3,746	21,236	10,728
Goodwill impairment	—	—	—	160,600
Loss on change in fair value
of contingent consideration	100	—	300	—
Total operating expenses	121,932	76,049	375,814	369,723
Operating income (loss)	(14,020)	(15,839)	(54,593)	(203,546)
Interest income	411	255	813	805
Interest expense	(880)	—	(2,781)	—
Income (loss) from affiliates	(369)	(448)	(1,446)	(462)
Other Income (expense), net	15	1	21	4
Income (loss) before income taxes
and non-controlling interests	(14,843)	(16,031)	(57,986)	(203,199)
Provision (benefit) for income taxes	(1,714)	(256)	(2,009)	(1,614)
Net income (loss)	(13,129)	(15,775)	(55,977)	(201,585)
Net income (loss) attributable to
non-controlling interests	(541)	(4,567)	(8,471)	(59,250)
Net income (loss) attributable to
Evolent Health, Inc.	$(12,588)	$(11,208)	$(47,506)	$(142,335)

Earnings (Loss) Available to Common Shareholders
Basic	$(12,588)	$(11,208)	$(47,506)	$(142,335)
Diluted	(12,588)	(11,208)	(47,506)	(142,335)

Earnings (Loss) per Common Share
Basic	$(0.18)	$(0.26)	$(0.78)	$(3.34)
Diluted	(0.18)	(0.26)	(0.78)	(3.34)

Weighted-Average Common Shares Outstanding
Basic	70,328	43,110	60,867	42,632
Diluted	70,328	43,110	60,867	42,632

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	As of	As of
	September 30,	December 31,
	2017	2016
Cash and cash equivalents	$287,143	$134,563
Investments, at amortized cost	—	44,341
Total current assets	352,329	264,966
Intangible assets, net	249,492	258,923
Goodwill	628,341	626,569
Total assets	1,299,030	1,199,839

Long-term debt, net of discount	121,164	120,283
Total liabilities	243,251	287,725
Total shareholders' equity (deficit) attributable to
Evolent Health, Inc.	1,019,847	702,526
Non-controlling interests	35,932	209,588
Total liabilities and shareholders' equity (deficit)	1,299,030	1,199,839

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

(in thousands)	For the Nine
	Months Ended
	September 30,
	2017	2016
Net cash provided by (used in) operating activities	$(37,821)	$(14,005)
Net cash provided by (used in) investing activities	20,831	(22,823)
Net cash provided by (used in) financing activities	169,570	879

Net increase (decrease) in cash and cash equivalents	152,580	(35,949)
Cash and cash equivalents as of beginning-of-period	134,563	145,726
Cash and cash equivalents as of end-of-period	$287,143	$109,777

Evolent Health, Inc.
Adjusted Results of Operations
(unaudited)

(in thousands)	For the Three Months Ended September 30, 2017			For the Three Months Ended September 30, 2016
							Evolent Health, Inc.		Evolent Health, Inc.
	Evolent		Evolent	Evolent		Evolent	as Reported		as Adjusted
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation	$8,204	$—	$8,204	$7,757	$—	$7,757	$447	5.8%	$447	5.8%
Platform and operations (1)	99,708	449	100,157	52,453	—	52,453	47,255	90.1%	47,704	90.9%
Total revenue	107,912	449	108,361	60,210	—	60,210	47,702	79.2%	48,151	80.0%
Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented
separately below) (2)	68,281	(2,613)	65,668	33,905	(176)	33,729	34,376	101.4%	31,939	94.7%
Selling, general and
administrative expenses (3)	45,834	(5,789)	40,045	38,398	(8,793)	29,605	7,436	19.4%	10,440	35.3%
Depreciation and amortization
expenses (4)	7,717	(2,349)	5,368	3,746	—	3,746	3,971	106.0%	1,622	43.3%
Loss on change in fair value
of contingent consideration (5)	100	(100)	—	—	—	—	100	100.0%	—	—%
Total operating expenses	121,932	(10,851)	111,081	76,049	(8,969)	67,080	45,883	60.3%	44,001	65.6%
Operating income (loss)	$(14,020)	$11,300	$(2,720)	$(15,839)	$8,969	$(6,870)	$1,819	11.5%	$4,150	60.4%

Total operating expenses as a
percentage of total revenue	113.0%		102.5%	126.3%		111.4%

(1)
Adjustments to platform and operations revenue include deferred revenue purchase accounting adjustments of approximately $0.4 million for the three months ended September 30, 2017, resulting from our acquisitions and business combinations.

(2)
Adjustments to cost of revenue include $0.4 million and $0.4 million in stock-based compensation expense for the three months ended September 30, 2017 and 2016, respectively. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or its consolidated subsidiaries. Adjustments also include transaction costs of approximately $2.2 million and $(0.2) million for the three months ended September 30, 2017 and 2016, respectively, resulting from acquisitions and business combinations.

(3)
Adjustments to selling, general and administrative expenses include $5.3 million and $4.4 million in stock-based compensation expense for the three months ended September 30, 2017 and 2016, respectively. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or its consolidated subsidiaries. Adjustments also include transaction costs of $0.5 million and $4.4 million for the three months ended September 30, 2017 and 2016, respectively, resulting from acquisitions and business combinations and costs relating to our securities offerings.

(4)
Adjustments to depreciation and amortization expenses of approximately $2.3 million for the three months ended September 30, 2017, relate to amortization of intangible assets acquired via asset acquisition and business combinations.

(5)	The adjustment represents a loss of $0.1 million for the three months ended September 30, 2017, due to a change in the fair value of contingent consideration related to our Passport transaction.

Evolent Health, Inc.
Adjusted Results of Operations
(unaudited)

(in thousands)	For the Nine Months Ended September 30, 2017			For the Nine Months Ended September 30, 2016
							Evolent Health, Inc.		Evolent Health, Inc.
	Evolent		Evolent	Evolent		Evolent	as Reported		as Adjusted
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation (1)	$23,799	$—	$23,799	$26,259	$87	$26,346	$(2,460)	(9.4)%	$(2,547)	(9.7)%
Platform and operations (1)	297,422	1,224	298,646	139,918	—	139,918	157,504	112.6%	158,728	113.4%
Total revenue	321,221	1,224	322,445	166,177	87	166,264	155,044	93.3%	156,181	93.9%
Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented
separately below) (2)	203,804	(5,473)	198,331	95,294	(1,266)	94,028	108,510	113.9%	104,303	110.9%
Selling, general and
administrative expenses (3)	150,474	(20,671)	129,803	103,101	(17,206)	85,895	47,373	45.9%	43,908	51.1%
Depreciation and amortization
expenses (4)	21,236	(7,057)	14,179	10,728	—	10,728	10,508	97.9%	3,451	32.2%
Goodwill impairment (5)	—	—	—	160,600	(160,600)	—	(160,600)	(100.0)%	—	—%
Loss on change in fair value
of contingent consideration (6)	300	(300)	—	—	—	—	300	100.0%	—	—%
Total operating expenses	375,814	(33,501)	342,313	369,723	(179,072)	190,651	6,091	1.6%	151,662	79.5%
Operating income (loss)	$(54,593)	$34,725	$(19,868)	$(203,546)	$179,159	$(24,387)	$148,953	73.2%	$4,519	18.5%

Total operating expenses as a
percentage of total revenue	117.0%		106.2%	222.5%		114.7%

(1)
Adjustments to platform and operations revenue include deferred revenue purchase accounting adjustments of approximately $1.2 million for the nine months ended September 30, 2017, resulting from our acquisitions and business combinations. As part of the Reorganization and as a result of gaining control of Evolent Health LLC, we recorded the fair value of deferred revenue resulting in a $4.9 million reduction to the book value. This resulted in an adjustment of less than $0.1 million to transformation revenue for the nine months ended September 30, 2016.

(2)
Adjustments to cost of revenue include $1.1 million and $1.2 million in stock-based compensation expense for the nine months ended September 30, 2017 and 2016, respectively. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or its consolidated subsidiaries. Adjustments also include transaction costs of approximately $4.3 million and less than $0.1 million for the nine months ended September 30, 2017 and 2016, respectively, resulting from acquisitions and business combinations.

(3)
Adjustments to selling, general and administrative expenses include $15.0 million and $12.6 million in stock-based compensation expense for the nine months ended September 30, 2017 and 2016, respectively. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or its consolidated subsidiaries. Adjustments also include transaction costs of $6.1 million and $4.6 million for the nine months ended September 30, 2017 and 2016, respectively, resulting from acquisitions and business combinations and costs relating to our securities offerings. These adjustments for the nine months ended September 30, 2017, were offset by a one-time benefit of approximately $0.5 million related to a lease termination in conjunction with the Valence Health acquisition.

(4)
Adjustments to depreciation and amortization expenses of approximately $7.1 million for the nine months ended September 30, 2017, relate to amortization of intangible assets acquired via asset acquisition and business combinations.

(5)	Represents a write down of goodwill of $160.6 million during the first quarter of 2016.

(6)	The adjustment represents a loss of $0.3 million for the nine months ended September 30, 2017, due to a change in the fair value of contingent consideration related to our Passport transaction.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Evolent Health, Inc.
(unaudited)

(in thousands)	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net Income (Loss) Attributable to
Evolent Health, Inc.	$(12,588)	$(11,208)	$(47,506)	$(142,335)
Less:
Interest income	411	255	813	805
Interest expense	(880)	—	(2,781)	—
(Provision) benefit for income taxes	1,714	256	2,009	1,614
Depreciation and amortization expenses	(7,717)	(3,746)	(21,236)	(10,728)
EBITDA	(6,116)	(7,973)	(26,311)	(134,026)
Less:
Goodwill impairment	—	—	—	(160,600)
Income (loss) from affiliates	(369)	(448)	(1,446)	(462)
Loss on change in fair value
of contingent consideration	(100)	—	(300)	—
Impact of lease termination	—	—	496	—
Other income (expense), net	15	1	21	4
Net (income) loss attributable to
non-controlling interests	541	4,567	8,471	59,250
Purchase accounting adjustments	(449)	—	(1,224)	(87)
Stock-based compensation expense	(5,708)	(4,799)	(16,172)	(13,844)
Transaction costs	(2,694)	(4,170)	(10,468)	(4,628)
Adjusted EBITDA	$2,648	$(3,124)	$(5,689)	$(13,659)

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available to Class A and Class B
Shareholders to Earnings (Loss) Available to Common Shareholders
(unaudited)

(in thousands, except per share data)	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Earnings (Loss) Available to
Common Shareholders - Basic and Diluted (a)	$(12,588)	$(11,208)	$(47,506)	$(142,335)
Less:
Goodwill impairment	—	—	—	(160,600)
Income (loss) from affiliates	(369)	(448)	(1,446)	(462)
(Provision) benefit for income taxes	1,714	256	1,994	1,614
Loss on change in fair value
of contingent consideration	(100)	—	(300)	—
Impact of lease termination	—	—	496	—
Net (income) loss attributable to
non-controlling interests	541	4,567	8,471	59,250
Purchase accounting adjustments	(2,800)	—	(8,369)	(87)
Stock-based compensation expense	(5,708)	(4,799)	(16,172)	(13,844)
Transaction costs	(2,694)	(4,170)	(10,468)	(4,628)
Adjusted Earnings (Loss) Available
to Class A and Class B Shareholders (b)	$(3,172)	$(6,614)	$(21,712)	$(23,578)

Earnings (Loss) per Share Available to
Common Shareholders - Basic and Diluted (a) (1)	$(0.18)	$(0.26)	$(0.78)	$(3.34)

Adjusted Earnings (Loss) per Share Available
to Class A and Class B Shareholders (b) (2)	$(0.04)	$(0.11)	$(0.31)	$(0.39)

Weighted-average common shares - basic	70,328	43,110	60,867	42,632
Weighted-average common shares - diluted	70,328	43,110	60,867	42,632
Adjusted Weighted-Average Class A
and Class B Shares (3)	72,982	60,255	69,713	60,029

(1)	For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

(2)	Represents Adjusted Earnings (Loss) Available to Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares as described in footnote 3 below.

(3)
Represents the weighted-average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares. See the reconciliation of Adjusted Weighted-Average Class A and Class B Shares to diluted weighted-average common shares on the following page.

Evolent Health, Inc.
Reconciliation of Adjusted Weighted-Average Class A and Class B
Shares to Diluted Weighted-Average Common Shares
(unaudited)

(in thousands)	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Weighted-average common shares - diluted	70,328	43,110	60,867	42,632
Assumed conversion of Class B common
shares to Class A common shares	2,654	17,145	8,846	17,397
Adjusted Weighted-Average Class A and Class B Shares	72,982	60,255	69,713	60,029

Evolent Health, Inc.
Guidance Reconciliation
(unaudited)

(in thousands)	For the Three	For the Twelve
	Months Ended	Months Ended
	December 31,	December 31,
	2017	2017
Revenue	$110,750	$431,500
Purchase Accounting Adjustments	250	1,500
Adjusted Revenue	$111,000	$433,000

Net Income (Loss) Attributable to
Evolent Health, Inc.	$(13,000)	$(60,500)
Less:
Interest income	800	2,000
Interest expense	(900)	(4,000)
Depreciation and amortization expenses	(8,700)	(28,000)
EBITDA	(4,200)	(30,500)
Less:
Income (loss) from affiliates	(350)	(2,000)
Net (income) loss attributable to
non-controlling interests	450	8,000
Stock-based compensation	(5,800)	(22,000)
Transaction costs	(2,000)	(12,000)
Adjusted EBITDA	$3,500	$(2,500)

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like:  “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	the structural change in the market for health care in the United States;

•	uncertainty in the health care regulatory framework;

•	the uncertain impact the results of the 2016 presidential and congressional elections may have on health care laws and regulations;

•	our ability to effectively manage our growth;

•	the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of customer contracts;

•	our ability to offer new and innovative products and services;

•
risks related to completed and future acquisitions, investments and alliances, including the pending acquisitions of New Mexico Health Connections and Premier Health Plan, Inc., the acquisitions of Valence Health, Inc., excluding Cicerone Health Solutions, Inc. (“Valence Health”), and Aldera Holdings, Inc. (“Aldera”), which may be difficult to integrate, divert management resources, result in unanticipated costs or dilute our stockholders;

•
certain risks and uncertainties associated with the pending acquisitions of New Mexico Health Connections and Premier Health Plan, Inc. and the acquisition of Valence Health, including future revenues may be less than expected, the timing and extent of new lives expected to come onto the platform may not occur as expected and the expected results of Evolent may not be impacted as anticipated;

•
the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including premium pricing reductions and the ability to control and, if necessary, reduce health care costs;

•	our ability to attract new partners;

•	the increasing number of risk-sharing arrangements we enter into with our partners;

•	our ability to recover the significant upfront costs in our partner relationships;

•	our ability to estimate the size of our target market;

•	our ability to maintain and enhance our reputation and brand recognition;

•	consolidation in the health care industry;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	our ability to partner with providers due to exclusivity provisions in our contracts;

•	restrictions and penalties as a result of privacy and data protection laws;

•	adequate protection of our intellectual property, including trademarks;

•	any alleged infringement, misappropriation or violation of third-party proprietary rights;

•	our use of “open source” software;

•	our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;

•	our reliance on third parties and licensed technologies;

•	our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	online security risks and breaches or failures of our security measures;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;

•	our reliance on third-party vendors to host and maintain our technology platform;

•	our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	the risk of potential future goodwill impairment on our results of operations;

•	our indebtedness and our ability to obtain additional financing;

•	our ability to achieve profitability in the future;

•	the requirements of being a public company;

•	our adjusted results may not be representative of our future performance;

•	the risk of potential future litigation;

•	our holding company structure and dependence on distributions from Evolent Health LLC;

•	our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;

•	our ability to utilize benefits under the tax receivables agreement described herein;

•
our ability to realize all or a portion of the tax benefits that we currently expect to result from past and future exchanges of Class B common units of Evolent Health LLC for our Class A common stock, and to utilize certain tax attributes of Evolent Health Holdings and an affiliate of TPG;

•	distributions that Evolent Health LLC will be required to make to us and to the other members of Evolent Health LLC;

•	our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;

•	different interests among our pre-IPO investors, or between us and our pre-IPO investors;

•	the terms of agreements between us and certain of our pre-IPO investors;

•	the potential volatility of our Class A common stock price;

•
the potential decline of our Class A common stock price if a substantial number of shares become available for sale or if a large number of Class B common units are exchanged for shares of Class A common stock;

•
provisions in our second amended and restated certificate of incorporation and amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•	the ability of certain of our investors to compete with us without restrictions;

•
provisions in our second amended and restated certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

•	our intention not to pay cash dividends on our Class A common stock;

•	our ability to remediate the material weakness in our internal control over financial reporting;

•	our status as an “emerging growth company”; and

•	our lack of public company operating experience.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.